UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Patina Oil & Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATINA OIL & GAS CORPORATION

Notice of 2004 Annual Meeting of Stockholders

and Proxy Statement

April 19, 2004

IMPORTANT: WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, THE ACCOMPANYING FORM OF PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED

Patina Oil & Gas Corporation

April 19, 2004

Dear Stockholders,

On behalf of the Board of Directors, it is my pleasure to invite you to attend Patina’s 2004 Annual Meeting of Stockholders. The Meeting will be held in Denver, Colorado at our offices at 1625 Broadway, Suite 2000 on Thursday, May 20, 2004 at 2:00 p.m. Mountain Daylight Time. The matters to be addressed at the Annual Meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement. Stockholders are welcome to submit questions in advance or at the Meeting. The Annual Report for the year ended December 31, 2003 is enclosed.

At the Meeting, stockholders will vote on a number of important matters. Please take the time to read each of the proposals described in the enclosed Proxy Statement. Your vote is important. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please complete, date, sign and return the enclosed proxy card in the envelope provided. You may revoke your proxy prior to or at the Meeting and still vote in person if you so desire.

We thank you for your continuing support of the Company and look forward to keeping you abreast of our progress throughout the coming year.

Sincerely yours,

Thomas J. Edelman

Chairman

1625 Broadway, Suite 2000, Denver, Colorado 80202 (303) 389-3600

PATINA OIL & GAS CORPORATION

Table of Contents - 2004 Annual Meeting of Stockholders

and Proxy Statement

April 19, 2004

PATINA OIL & GAS CORPORATION

1625 Broadway

Denver, Colorado 80202

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TIME AND PLACE:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Patina Oil & Gas Corporation (the “Company”) will be held at its corporate offices at 1625 Broadway, 20th Floor, Denver, Colorado 80202, on Thursday, May 20, 2004, at 2:00 p.m. Mountain Daylight Time.

ITEMS OF BUSINESS:

1.	To elect a board of nine directors, each for a one year term;

2.	To consider and adopt an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), from 100.0 million to 250.0 million shares;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2004; and

4.	To transact any other business which properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE AND STOCKHOLDERS ENTITLED TO VOTE:

Holders of shares of Common Stock of the Company of record as of the close of business on April 7, 2004 are entitled to notice of the Annual Meeting and to vote as described under “Voting and Revocability of Proxies” in the attached Proxy Statement. Stockholders are not entitled to cumulative voting rights. Stockholders who are individuals may attend and vote at the Annual Meeting in person or by proxy. Stockholders that are corporations may attend by appearance of a duly authorized representative and vote at the Annual Meeting by proxy. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s corporate offices in Denver. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by stockholders.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Only stockholders of record at the close of business on April 7, 2004 will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Kornder Secretary

Denver, Colorado

April 19, 2004

PATINA OIL & GAS CORPORATION

1625 Broadway

Denver, Colorado 80202

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

to be held May 20, 2004

GENERAL INFORMATION

Introduction

The Board of Directors (the “Board”) of Patina Oil & Gas Corporation (the “Company”) is soliciting proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at its corporate offices in Denver, Colorado on May 20, 2004 at 2:00 p.m. Mountain Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 19, 2004.

The persons named as proxies are Thomas J. Edelman, Chairman and Chief Executive Officer of the Company and David J. Kornder, Executive Vice President, Chief Financial Officer and Secretary of the Company, respectively.

Voting and Revocability of Proxies

The matters covered by this proxy solicitation are (i) the election of nine directors, each for a one-year term, (ii) the proposed amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), from 100.0 million to 250.0 million shares, (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2004, and (iv) such other matters, if any, as may be properly brought before the Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on the other matters if the stockholder so chooses. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder’s proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the proposals listed in the Notice of Annual Meeting of Stockholders.

At the close of business on April 7, 2004, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 72,289,863 shares of Common Stock, including 2,197,912 shares held in the Company’s deferred compensation plan as treasury shares. Each share of Common Stock is entitled to one vote at the Annual Meeting. Shareholders are not entitled to cumulative voting rights.

Quorum and Adjournments

A majority of the 72,289,863 votes outstanding is necessary for a quorum at the Annual Meeting. If a quorum is not present, stockholders entitled to vote who are present, in person or by proxy, at the Annual Meeting have the power to adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Expenses of Solicitation

The expenses of preparing, printing and mailing this proxy statement and the proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, in person or by telephone.

Votes Required

Assuming a quorum, the stockholders will elect directors and ratify the appointment of the Company’s auditors by a plurality of the votes of the shares in person or represented by proxy. Approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100.0 million to 250.0 million shares will require the affirmative vote of a majority of the outstanding shares of Common Stock.

Broker Non-Votes and Abstentions

Brokers who hold shares in street name for customers are required to vote shares in accordance with the instructions received from the beneficial owners. Brokers are not permitted to vote on discretionary items if they have not received instructions from the beneficial owners but are permitted to indicate a “broker non-vote” on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. Broker non-votes and abstentions will have the same effect as a vote against the approval of the amendment to the Company’s Certificate of Incorporation.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted FOR the election of nominees for Director, FOR the approval of the amendment to the Certificate of Incorporation and FOR the ratification of the appointment of Deloitte & Touche LLP. If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. If any other business matters come before the Annual Meeting, your proxy will be voted in accordance with the best judgment of the persons authorized to vote them. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Annual Meeting.

Counting of Votes

The Company has a policy of confidentiality in the voting of stockholder proxies. It uses the services of Mellon Investor Services as independent inspectors of election and to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card.

This proxy statement is dated April 19, 2004.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

MATTERS TO BE CONSIDERED AT THE MEETING

PROPOSAL I – ELECTION OF DIRECTORS

The Board has, by resolution, fixed the number of directors at nine. The Governance and Nominating Committee of the Board has proposed that the stockholders elect the following Directors: Charles E. Bayless, Jeffrey L. Berenson, Robert J. Clark, Jay W. Decker, Thomas J. Edelman, Elizabeth K. Lanier, Alexander P. Lynch, Paul M. Rady, and Jon R. Whitney. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his or her biography. Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The Board has no reason to believe that any nominee will be unable or unwilling to serve. The following sets forth, as to each of the nominees, such person’s age, principal occupations during recent years, and the period during which such person has served as a Director of the Company. Nominees elected at the Annual Meeting to serve as Directors will serve for a term of approximately one year, until the next annual meeting and until their successors have been elected and qualified.

The Board unanimously recommends that stockholders vote FOR each of the nominees listed below.

Nominees for Election at Annual Meeting:

Charles E. Bayless (61) has served as a Director since March 2004. From 2000 to 2004, Mr. Bayless has worked on various start-up business ventures. From 1998 until late 1999, Mr. Bayless served as Chairman and Chief Executive Officer of Illinova Corporation, an electric utility merged into Dynegy, Inc. From 1989 to 1998, Mr. Bayless served as Chief Financial Officer, becoming President one year later for Tucson Electric Power Company. From 1981 until 1989, Mr. Bayless served as Senior Vice President and Chief Financial Officer of Public Service Company of New Hampshire. Mr. Bayless also currently serves as a Director of Dynegy. Mr. Bayless received a Bachelor of Arts Degree from West Virginia Institute of Technology, a Masters of Business Administration from the University of Michigan and a Juris Doctor and Masters in electrical engineering from West Virginia University.

Jeffrey L. Berenson (53) has served as a Director since December 2002. Mr. Berenson is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until founding Berenson & Company, Mr. Berenson was an employee of Merrill Lynch & Company, and served at various times as head of Merrill Lynch’s Mergers and Acquisitions Group and co-head of its Merchant Banking unit. Mr. Berenson serves as a member of the National Council of Environmental Defense and is also a member of the International Conservation Committee of the Wildlife Conservation Society. Mr. Berenson received a Bachelor of Arts Degree from Princeton University. During 2003, Mr. Berenson served on the Audit Committee, the Governance and Nominating Committee and the Compensation Committee.

Robert J. Clark (59) has served as a Director since 1996. Mr. Clark has been the President of Bear Cub Investments LLC, a private gas gathering and processing company since March 2001. In 1995, Mr. Clark formed a predecessor company, Bear Paw Energy LLC, which was sold in early 2001. From 1988 to 1995, he was President of SOCO Gas Systems, Inc. and Vice President—Gas Management for Snyder Oil Corporation. Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliate NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received a Bachelor of Science Degree from Bradley University and a Masters of Business Administration from Northern Illinois University. Mr. Clark also serves as a Director of Evergreen Resources, Inc., a public independent oil and gas company. During 2003, Mr. Clark served on the Audit Committee, the Governance and Nominating Committee and was Chairman of the Compensation Committee.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Jay W. Decker (52) has served as President since 1998 and as a Director since 1996. He was the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company from 1995 until 1998. From 1989 until its merger into Hugoton Energy in 1995, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President—Operations for General Atlantic Energy Company and in various capacities with Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received a Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming.

Thomas J. Edelman (53) founded the Company and has served as Chairman of the Board, Chairman and Chief Executive Officer since its formation in 1996. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. From 1980 to 1981, he was with The First Boston Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received a Bachelor of Arts Degree from Princeton University and a Masters Degree in Finance from Harvard University’s Graduate School of Business Administration. Mr. Edelman serves as Chairman of Bear Cub Investments LLC, and is a Director of Star Gas Corporation. During 2003, Mr. Edelman served as Chairman of the Executive Committee and Dividend Administration Committee.

Elizabeth K. Lanier (52) has served as a Director since 1998. Ms. Lanier is the Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary for US Airways Group, Inc. She has been with US Airways since March 2003. From April 2002 through December 2002, Ms. Lanier served as Senior Vice President and General Counsel of Trizec Properties, Inc., a public real estate investment trust. Ms. Lanier served as Vice President and General Counsel of General Electric Power Systems from 1998 to 2002. From 1996 to 1998, Ms. Lanier served as Vice President and Chief of Staff of Cinergy Corp. Ms. Lanier received a Bachelor of Arts Degree with honors from Smith College and a Juris Doctor from Columbia Law School where she was a Harlan Fiske Stone Scholar. Ms. Lanier was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. From 1982 to 1984, she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio and a partner from 1984 to 1996. From 1977 to 1982, she was with the law firm of Davis Polk & Wardwell in New York. She is past Chair of the Ohio Board of Regents. During 2003, Ms. Lanier served on the Audit Committee and Compensation Committee and was Chairman of the Governance and Nominating Committee.

Alexander P. Lynch (51) has served as a Director since 1996. Mr. Lynch has been a Managing Director of J.P. Morgan Securities, Inc., subsidiary of JPMorganChase, Inc., since 2000. From 1997 to 2000, Mr. Lynch was a General Partner of the Beacon Group, a private investment and financial advisory firm, which was merged with Chase Securities in 2000. From 1995 to 1997, Mr. Lynch was Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm, which was merged into The Beacon Group. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received a Bachelor of Arts Degree from the University of Pennsylvania and a Masters of Business Administration from the Wharton School of Business at the University of Pennsylvania. During 2003, Mr. Lynch served on the Executive Committee, the Compensation Committee, the Governance and Nominating Committee and was Chairman of the Audit Committee.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Paul M. Rady (49) has served as a Director since 2001. Mr. Rady has been the Chairman and Chief Executive Officer of Antero Resources Corporation, a private independent oil and gas company since its formation in late 2002. Mr. Rady previously served as Chairman of the Board, President and Chief Executive Officer of Pennaco Energy, Inc., an oil and gas exploration company. Pennaco was sold to Marathon Oil Company in 2001. He joined Pennaco in 1998 as its President, Chief Executive Officer and Director. Prior to joining Pennaco in 1998, Mr. Rady was with Barrett Resources Corporation, an oil and gas exploration and production company, for approximately eight years. During his tenure at Barrett, Mr. Rady held various executive positions including President, Chief Executive Officer and Director. Previously, he had served as Barrett’s Chief Operating Officer, Executive Vice President-Exploration and Chief Geologist-Exploration Manager. Prior to joining Barrett, Mr. Rady was with Amoco Production Company for approximately ten years. Mr. Rady received a Bachelor of Science Degree in Geology from Western States College of Colorado and a Master of Science Degree in Geology from Western Washington University. During 2003, Mr. Rady served on the Audit Committee, the Compensation Committee and Governance and Nominating Committee.

Jon R. Whitney (59) has served as a Director since March 2004. Mr. Whitney serves as the managing member of Peak Energy Ventures, LLC, a private company engaged in the mid-stream sector of the natural gas business in the Rocky Mountains. Prior to 2001, he served as President and Chief Executive Officer of Colorado Interstate Gas Company (“CIG”), the principal transporter of natural gas in the Rocky Mountain region, until it merged into El Paso Corporation. Mr. Whitney was with CIG for 34 years, the last twelve as its Chief Executive. Mr. Whitney received a Bachelor of Science Degree in accounting from Colorado State University.

PROPOSAL II – APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION

Description of the Proposed Amendment and Vote Required.

On April 7, 2004, the Board unanimously approved a proposed amendment to Article FOURTH of the Company’s Certificate of Incorporation. The proposed amendment would increase the number of authorized shares of Common Stock from 100.0 million shares to 250.0 million shares. The Board determined that this amendment is advisable and directed that the proposed amendment be considered at the Annual Meeting to be held May 20, 2004. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment. Abstentions or broker non-votes with respect to Proposal II will have the same effect as a vote against Proposal II.

The proposed amendment of Article FOURTH of the Certificate of Incorporation reads in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Two Hundred Fifty Five Million (255,000,000) shares of capital stock, consisting of Two Hundred Fifty Million (250,000,000) shares of common stock, par value one cent ($0.01) per share (“Common Stock”) and Five Million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”).

Reasons for the Amendment to Increase the Number of Authorized Shares

The Company’s goal is to continue to be a growth oriented and profitable independent energy company. The Company has issued a significant number of its authorized shares, primarily as a result of the 25% stock dividends paid in June 2002 and June 2003 and the 2-for-1 stock split paid in March 2004. These stock dividends and the stock split resulted in the issuance of approximately 48.6 million common shares. The Board would like to be in the position to declare additional stock dividends or splits, when justified. While the Company currently has no specific plans to issue the additional authorized shares, the Board believes that the authorization of additional shares of the Company’s Common Stock will provide the Company with greater flexibility in managing its growth. A portion of the growth may be financed through the issuance of additional equity securities of the Company in conjunction with acquisitions.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

The additional 150.0 million shares of Common Stock would be a part of the existing class of Common Stock, and if and when issued, would all have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

The number of shares of authorized Common Stock was last increased in May 1998, when the stockholders approved an Amendment to the Certificate of Incorporation increasing the authorized shares of Common Stock from 40.0 million to the present 100.0 million shares. As of April 7, 2004, 72,289,863 shares were issued and outstanding; 1,040,100 shares were reserved for issuance under the Company’s Employee Stock Option Plan; 130,700 shares were reserved for issuance under the Directors’ Plan; 1,000,000 shares were reserved for issuance upon the exercise of $22.50 common stock warrants; and 2,370,200 shares were reserved for issuance under the Company’s Deferred Compensation, Stock Purchase and the 401(k) Profit Sharing & Savings Plans, resulting in 23,169,137 shares of Common Stock that are currently uncommitted (not including the proposed additional 150.0 million shares).

The Board would have sole discretion, without stockholder approval, to issue the additional shares of Common Stock from time to time for any corporate purpose, including the sale of Common Stock to obtain additional capital, the purchase of property, the acquisition of other companies and other corporate purposes.

The proposed amendment would not change the rights of the holders of any of the Company’s outstanding Common Stock or preferred stock.

If the amendment is approved, the Board may issue additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock are then listed. Current stockholders have no preemptive or like rights, which means they do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock include the dilution of voting power and perhaps impediments to a take over or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which the holders of the Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the amendment to increase the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

The Board unanimously recommends a vote FOR the approval of the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 100.0 million to 250.0 million.

PROPOSAL III – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Although not required to do so, the Board seeks your ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditor for the Company for 2004. Deloitte & Touche was the Company’s Independent Auditor for 2003. The Board believes that the stockholders should have the opportunity to vote on this matter. If the appointment is not ratified, the Audit Committee will review its appointment of Deloitte & Touche.

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche as the Company’s independent auditor for 2004.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

CORPORATE GOVERNANCE

The Board conducts its business through meetings of the full Board and through committees of the Board. In addition, members of the Board and the Company’s senior management consult on a regular basis relating to matters of corporate strategy and governance. The full Board met four times in 2003. In addition, the committees of the Board met on a regular basis, holding a total of 15 meetings collectively.

The Company’s senior management, its Board of Directors and the committees of the Board committed a considerable portion of time in 2003 to examining and strengthening its corporate governance policies and procedures to ensure full compliance with the new corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes”) and related legislation and the regulations implementing Sarbanes as adopted by the Securities and Exchange Commission. In addition, the Company has taken all necessary steps to be in full compliance with the new corporate governance requirements adopted by the New York Stock Exchange.

The Board developed and adopted Corporate Governance Guidelines to govern the responsibilities and requirements of the Board of Directors. In addition, each committee of the Board prepared and adopted a committee charter. The Guidelines and each of the committee charters are posted on the Company’s website and may be found at www.patinaoil.com.

In addition, the Company has established a “whistle blower” hotline supported by a third party vendor. The purpose of the hotline is to permit employees and third parties who have any concerns about the Company and its policies and practices to bring those concerns to the attention of the Company’s senior management and directly to the Audit Committee of the Board. The hotline process allows complaints to be raised on an anonymous basis where requested. Under the Company’s procedure for implementing the hotline, all communications through the hotline will be reviewed with the Audit Committee. The hotline will go into service within 30 days.

At every scheduled Board meeting, members of the Audit Committee consult with the independent auditors without management present. In addition, the full Board and its committees regularly go into executive session.

In order to facilitate compliance with the new Sarbanes requirements, the Company has recently established and launched a Disclosure Controls Committee. This management committee consists of certain members of the Company’s financial and operating team who individually and on a collective basis can best determine the adequacy of disclosures in the Company’s securities law filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K. The members of the Company’s Disclosure Controls Committee have direct access to the Chairman of the Audit Committee.

Shareholders are invited to contact any or all of the Company’s outside directors by mailing a letter to one or all of them in care of the Company’s headquarters. Any such correspondence received will be delivered unopened to the relevant party or parties.

Finally, management welcomes, at any time, comments, questions or suggestions from any stockholder. Given the additional workload imposed on management and the outside directors, two additional independent directors were added to the Board and a Vice President and General Counsel was hired in April 2004. The Company remains dedicated to ensuring complete, accurate and prompt disclosure of all material information about the Company and its business and to continuing to serve the best interests of its stockholders.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Board and Committee Meetings; Committees of the Board

The Board held four meetings in 2003. All Directors attended at least 75% of the meetings of the Board and Board committees on which they served.

The Board has established five committees to assist in the discharge of its responsibilities. The committee membership of each Director is indicated in his or her biography.

The Board has affirmatively determined that each of Messrs. Bayless, Berenson, Clark, Lynch, Rady, Whitney and Ms. Lanier has no material relationship with the Company and is independent within the meaning of our Corporate Governance Guidelines. The standards for independence in our Corporate Governance Guidelines are consistent with the listing standards of the New York Stock Exchange (“NYSE”). The Corporate Governance Guidelines are available on our web site at www.patinaoil.com and are available in printed form, free of charge, to any stockholder who requests them by writing our Investor Relations Department at 1625 Broadway, Suite 2000, Denver, CO 80202 or calling it at (303) 389-3600.

The Audit, Compensation and Governance and Nominating Committees are comprised of independent directors as defined in the NYSE listing standards. Members of the Audit Committee satisfy additional independence requirements under the Securities and Exchange Commission (“SEC”) regulations pertaining to audit committees.

The Audit Committee approved all audit and non-audit services and the respective fees associated with the services as provided by our independent accountants, Deloitte & Touche during 2003. All audit and non-audit services must be approved in advance by the Audit Committee.

The Charters of the Audit, Compensation and Governance and Nominating Committees are available on our web site at www.patinaoil.com and are available in printed form, free of charge, to any stockholder who requests them by writing our Investor Relations Department at 1625 Broadway, Suite 2000, Denver, CO 80202 or calling it at (303) 389-3600. Copies of the Audit Committee Charter, the Compensation Committee Charter, the Governance and Nominating Committee Charter and the Company’s Code of Business Conduct and Ethics are included in this Proxy Statement as Appendix A, B, C, and D, respectively.

Executive Committee. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in intervals between Board meetings. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 2003.

Audit Committee. The Audit Committee has sole authority to retain, compensate, terminate, oversee and evaluate the Company’s independent public accountants and to ensure the independence of such accountants from management. The Audit Committee reviews and approves in advance all audit and lawfully permitted non-audit services performed by the independent public accountants. In addition, the Audit Committee reviews and discusses with management and the independent public accountants the annual audited financial statements and quarterly financial statements included in the Company’s SEC filings and meets separately with the independent public accountants as often as deemed necessary or appropriate by the Committee. This Committee also reviews the scope of the audit coverage, the quarterly and annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Audit Committee met six times during 2003.

The Board of Directors has determined that the Chairman of the Audit Committee, Mr. Alexander P. Lynch, is an “audit committee financial expert” as that term is defined in SEC regulations, and that he has accounting and related financial expertise as required by NYSE listing standards.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Compensation Committee. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. The Committee is also responsible for the administration of the Stock Purchase Plan and advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. The Committee also considers nominations of candidates for corporate officer positions. The Committee met twice in 2003.

Dividend Administration Committee. The Dividend Administration Committee authorizes, declares and sets the record date for the dividends that are paid on the Company’s Common Stock and any outstanding Preferred Stock. The Committee declares dividends quarterly unless instructed otherwise by the Board. The Committee met four times in 2003.

Governance and Nominating Committee. The Governance and Nominating Committee identifies, reviews and recommends candidates for Board membership, determines the composition of the Board and its committees, develops corporate governance guidelines and oversees compliance with them, and monitors Board and management effectiveness. The Committee met three times in 2003.

While there is no formal policy on the subject, Directors are encouraged to attend our Annual Meeting of Stockholders. Three of our seven Directors attended our 2003 Annual Meeting.

Consideration of Director Candidates

The Governance and Nominating Committee considers candidates for Board membership. The Charter of the Governance and Nominating Committee requires that the Committee select nominees to become Directors based on an assessment of the fulfillment of necessary independence requirements for the composition of the Board; the highest ethical standards and integrity; a willingness to act on and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and individual backgrounds that provide a diverse portfolio of experience and knowledge commensurate with the Company’s needs. The Committee considers all of these qualities when selecting, subject to Board ratification, candidates for director. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202. Stockholder submissions should include the name and qualifications of the candidate and any supporting material the stockholder feels is appropriate. In order to enable consideration of the candidate in connection with our 2005 Annual Meeting of Stockholders, a stockholder must submit materials relating to a suggested candidate no later than December 23, 2004. In considering any candidate proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. The Governance and Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Committee.

Communication with Non-Management Directors

The Board of Directors maintains a process for stockholders and other interested parties to communicate with the non-management directors. Any interested party may call or write to the non-management directors in the manner described on our web site at www.patinaoil.com.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Director Compensation

Non-employee directors of the Company received an annual retainer of $10,000 in 2003 plus $5,000 for attendance at each meeting of the Board. The annual retainer and attendance fees are payable quarterly, half in shares of the Company’s Common Stock and half in cash. In addition, non-employee directors received $500 for attendance at each meeting of a committee of the Board that was not held in conjunction with a meeting of the Board, in each case excluding telephone meetings. In September 2003, the committee fee was increased to $1,000 per meeting attended, and $500 for telephonic meetings. Committee fees, including retainer and attendance fees, are paid in cash. In lieu of the suspended Stock Purchase Plan, a restricted stock grant of 2,000 common shares was made to each of the non-employee Directors in September 2003. The shares had a value of $18.12 at the grant date and vest 30% in May 2004, 30% in May 2005 and 40% in May 2006. Directors are also reimbursed for expenses incurred in attending Board meetings, including those for travel, food and lodging. Directors and members of committees of the Board who are employees of the Company or its affiliates are not compensated for their Board and committee services.

Upon formation of the Company in 1996, the Company adopted a stock option plan for non-employee directors (the “Directors’ Plan”). The Directors’ Plan provides that for the automatic grant to each non-employee director, on the date of his appointment, election, reappointment or re-election as a member of the Board. Directors received 15,625 stock options upon their re-election in 2003. In 2004, Directors will receive stock options upon re-election, with the number of options to be determined based upon the current Common Stock price and various valuation methodologies. The exercise price for all director stock options is the closing stock price on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% after two years, and all remaining shares three years after the date of grant.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to our Directors and to all of our employees, including the Chief Executive Officer and the Chief Financial Officer. This Code of Business Conduct and Ethics is posted on our web site at www.patinaoil.com. Any waivers of, or amendments to, our Code of Business Conduct and Ethics will be posted on our web site.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2003.

In accordance with its written amended charter, adopted by the Board on July 26, 2000 and amended on February 24, 2004, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of five independent members (as independence is defined by the rules of the New York Stock Exchange).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003 with management and the Company’s independent auditors. The Audit Committee also discussed with the Company’s independent auditors all matters required by generally accepted auditing standards including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee approved all audit and non-audit services and the respective fees associated with the services as provided by our independent accountants, Deloitte & Touche during 2003.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also noted that Deloitte & Touche LLP, the Company’s independent auditors, was not providing any information technology services or other non-audit services to the Company which would be incompatible with maintaining their independence.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Alexander P. Lynch, Chairman

Jeffrey L. Berenson

Robert J. Clark

Elizabeth K. Lanier

Paul M. Rady

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Executive Officers

Set forth below is certain information as of April 19, 2004 regarding the executive officers of the Company:

Name	Age	Position
Thomas J. Edelman	53	Chairman of the Board, Chairman and Chief Executive Officer
Jay W. Decker	52	President and Director
David J. Kornder	43	Executive Vice President and Chief Financial Officer
Andrew M. Ashby	48	Senior Vice President - Operations
Michael N. Stefanoudakis	33	Vice President and General Counsel
Barton R. Brookman	41	Vice President
James A. Lillo	49	Vice President
Scott A. Reasoner	43	Vice President
Terry L. Ruby	45	Vice President
Donald R. Shaw	45	Vice President
David W. Siple	44	Vice President
Michael J. Wendling	49	Vice President

For biographical information with respect to Messrs. Edelman and Decker, see “PROPOSAL I – Election of Directors” above.

David J. Kornder has served as Executive Vice President and Chief Financial Officer since 1999. From 1996 to 1999, Mr. Kornder served as Vice President and Chief Financial Officer. Prior to that time, he served as Vice President - Finance of Gerrity Oil & Gas Corporation beginning in 1993. From 1989 through 1992, Mr. Kornder was an Assistant Vice President of Gillett Group Management, Inc. Prior to that, Mr. Kornder was an accountant with the independent accounting firm of Deloitte & Touche LLP for five years. Mr. Kornder received a Bachelor of Arts Degree in Accounting from Montana State University. Mr. Kornder is a Director of the Colorado Oil & Gas Association.

Andrew M. Ashby has served as Senior Vice President – Operations since November 2001. From September 2000 to November 2001, Mr. Ashby served as Executive Vice President and Chief Operating Officer for Omega Oil Company. From 1997 to 2000, Mr. Ashby served as the Vice President of Operations for Westport Oil and Gas, a public independent oil company. From 1989 to 1997, Mr. Ashby worked as a drilling consultant on various international oil projects. Prior to that, Mr. Ashby worked for Amoco Production Company as a petroleum engineer and an exploration geologist. Mr. Ashby received a Bachelor of Science Degree in Geological Engineering from the Colorado School of Mines.

Michael N. Stefanoudakis has served as Vice President and General Counsel since joining the Company in April 2004. From 2003 to 2004, Mr. Stefanoudakis was an associate with Hogan & Hartson L.L.P., focusing on corporate and securities matters, and was a member of the firm’s Corporate, Securities and Finance Group. From 2000 to 2003, Mr. Stefanoudakis was an associate with Brobeck, Phleger & Harrison LLP, and from 1996 to 2000 he was an associate with Davis, Graham & Stubbs LLP. Mr. Stefanoudakis received a Bachelor of Arts Degree in Economics from the University of San Diego and a Juris Doctor from Harvard University. Mr. Stefanoudakis is a member of the Colorado Bar.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Barton R. Brookman has served as a Vice President since 2001. From 1996 to 2000, Mr. Brookman was the District Operations Manager for the Company. From 1988 to 1996, Mr. Brookman was a District Operations Manager for Snyder Oil Corporation. From 1986 to 1988, Mr. Brookman was a Petroleum Engineer for Ladd Petroleum Corporation, an affiliate of General Electric. Mr. Brookman received a Bachelor of Science Degree in Petroleum Engineering from the Colorado School of Mines and a Master of Science – Finance Degree from the University of Colorado, Denver.

James A. Lillo has served as a Vice President since 1998. From 1995 to 1998, Mr. Lillo was President of James Engineering, Inc., an independent petroleum engineering consulting firm. Previously, he served as Vice President of Engineering for Consolidated Oil & Gas, Inc., until its merger into Hugoton Energy Corporation, and President of a predecessor operating company since 1989. Prior to 1989, Mr. Lillo worked as an engineering consultant and as Manager of Reservoir Engineering for Hart Exploration and in various engineering capacities with Champlin Petroleum Company and Shell Oil Company. Mr. Lillo received a Bachelor of Science Degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and is a Registered Professional Engineer.

Scott J. Reasoner has served as a Vice President since March 2004. From 2000 to 2004, he served as a Division Operations Manager for the Company. From 1996 to 2000, he served in various engineering positions for the Company. From 1994 to 1996, Mr. Reasoner was employed as a Petroleum Engineer for Snyder Oil Corporation. Prior to that, he served in various engineering and management positions for Vessels Oil & Gas Corporation. Mr. Reasoner received a Bachelor of Science Degree in Petroleum Engineering from the Colorado School of Mines, a Masters of Business Administration from the University of Colorado, Denver and is a Registered Professional Engineer.

Terry L. Ruby has served as a Vice President since 1996. Prior to that time, Mr. Ruby served as a senior landman of Gerrity Oil & Gas Corporation beginning in 1992 and was appointed Vice President - Land in 1995. From 1990 to 1992, Mr. Ruby worked for Apache Corporation and from 1982 to 1990 he was employed by Baker Exploration Company, in each case in the Land Department. Mr. Ruby received a Bachelor of Science Degree in Minerals Land Management from the University of Colorado and a Masters of Business Administration from the University of Denver.

Donald R. Shaw has served as a Vice President – Asset Development since December 2003. From 1996 to 2002, he served the Company in various engineering capacities. From 2002 to 2003, he served the Company as Asset Development Manager. From 1988 to 1996, he served in various engineering capacities, including Asset Development Manager and DJ Basin Team Leader for Snyder Oil Corporation. Prior to that, he worked for several independent consulting firms. Mr. Shaw received a Bachelor of Science Degree in Geological Engineering from the Colorado School of Mines.

David W. Siple has served as a Vice President since 1996. He joined Snyder Oil Corporation’s land department in 1994 and was appointed a Land Manager in 1995. From 1990 through 1994, Mr. Siple was the Land Manager of Gerrity Oil & Gas Corporation. From 1981 through 1989, Mr. Siple was employed by PanCanadian Petroleum Company in the Land Department. Mr. Siple received a Bachelor of Science Degree in Minerals Land Management from the University of Colorado.

Michael J. Wendling has served as a Vice President since March 2004. He served as Manager, Reservoir Engineering for the Company from 1997 to 2004. From 1993 to 1997, he was President of Wendling & Associates, an oil and gas prospect origination and consulting firm. From 1991 to 1993, Mr. Wendling managed Chuska Energy’s reserves. From 1978 to 1991, he worked for Ladd Petroleum Corporation, a subsidiary of General Electric, primarily as Manager, Reservoir Engineering. Mr. Wendling began his career in 1976 as a Production Engineer for Conoco. He received a Bachelor of Science Degree in Chemical Engineering from the South Dakota School of Mines & Technology.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Securities

The following table provides information as to the beneficial ownership of Common Stock of the Company as of the close of business on April 7, 2004 by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock, each director of the Company, the five most highly compensated executive officers, including the Chief Executive Officer (“Named Officers”), and by all executive officers and directors as a group. No directors or executive officers beneficially own any equity securities of the Company other than Common Stock. The business address of each individual listed below is: c/o Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.

	Number of Shares Owned(a)	Percent of Class Outstanding(b)
Thomas J. Edelman (c)	4,759,102	6.5%
Jay W. Decker	476,356	*
David J. Kornder	881,755	1.2
Andrew M. Ashby	77,041	*
Charles E. Bayless	3,000	*
Jeffrey L. Berenson	26,822	*
Robert J. Clark	219,274	*
Elizabeth K. Lanier	177,714	*
Alexander P. Lynch	120,766	*
Paul M. Rady	207,049	*
Jon R. Whitney	—	*
All 19 executive officers and directors as a group	7,267,059	9.8
Greenlight Capital, LLC and affiliates (d) 420 Lexington Avenue, Suite 875 New York, New York 10170	4,388,312	6.1
Kayne Anderson Rudnick Investment Mgmt, LLC (e) 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	4,079,924	5.6

*	Less than 1%

(a)	Includes the number of shares of Common Stock subject to stock options exercisable within 60 days after April 8, 2004, as follows: Mr. Edelman, 1,122,357 shares; Mr. Decker, 1,000 shares; Mr. Kornder, 412,507 shares; Mr. Ashby, 70,453 shares; Mr. Bayless, 0 shares, Mr. Berenson, 9,375 shares; Mr. Clark, 60,938 shares; Ms. Lanier, 45,313 shares; Mr. Lynch, 60,938 shares; Mr. Rady, 45,313 shares; Mr. Whitney, 0 shares and all 19 executive officers and directors as a group, 1,901,155 shares.

(b)	Based on 72,289,863 shares of Common Stock outstanding as of close of business on April 7, 2004.

(c)	The number of shares of Common Stock owned by Mr. Edelman includes 71,876 shares owned by his spouse, to which he disclaims beneficial ownership.

(d)	As set forth in Schedule 13G/A dated February 10, 2004, Greenlight Capital, LLC has sole voting and sole dispositive power over 2,245,562 shares and Greenlight Capital, Inc. has sole voting and sole dispositive power over 2,142,750 shares. Mr. David Einhorn, principal of Greenlight, has sole voting and sole dispositive power over all of these shares.

(e)	As set forth in Schedule 13G/A dated February 9, 2004, Kayne Anderson Rudnick Investment Management, LLC has sole voting and sole dispositive power over all of these shares.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

EXECUTIVE COMPENSATION

Executive Compensation

Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2001, 2002 and 2003 of the Named Officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(b)	Other(a)(c)	Restricted Stock Awards ($)(d)	Securities Underlying Options (#)(e)	All Other Compensation ($)(f)

Thomas J. Edelman Chairman and Chief Executive Officer	2003 2002 2001	$457,667 422,500 406,833	$1,500,000 1,000,000 827,333	$1,000,000 88,275 82,050	$181,200 — —	460,000 468,750 384,375	$91,091 85,926 58,540

Jay W. Decker President	2003 2002 2001	322,500 295,833 272,667	600,000 575,000 453,333	750,000 82,375 49,640	135,900 — —	320,000 271,875 257,812	62,754 52,134 45,124

David J. Kornder Executive Vice President, Chief Financial Officer	2003 2002 2001	247,917 225,822 200,000	450,000 365,000 283,333	600,000 102,431 23,000	108,720 — —	245,000 218,750 192,187	53,431 45,134 37,857

Andrew M. Ashby (g) Senior Vice President	2003 2002 2001	177,500 156,667 23,333	120,000 100,000 15,000	— 6,535 —	54,360 — —	67,500 105,000 78,125	37,108 32,283 2,333

David D. Le Norman (h) Senior Vice President	2003	154,167	120,000	—	54,360	58,250	31,578

(a)	Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $50,000 or 10% of the Named Officer’s salary and bonus.

(b)	Bonuses are paid in February or March of each year based on performance during the preceding year. Bonus amounts are accrued in the year to which they relate. Bonus amounts for 2002 for Messrs. Edelman, Decker, and Kornder were paid in shares of common stock and contributed to the Company’s deferred compensation plan on their behalf. Bonus amounts for 2001 for Messrs. Edelman, Decker, Kornder, and Lillo were paid in shares of common stock, a portion of which were purchased under the Company’s Stock Purchase Plan, and contributed to the Company’s deferred compensation plan on their behalf.

(c)	Other annual compensation for 2003 relates to contributions, as approved by the Compensation Committee, made in 2004 to Messrs. Edelman, Decker and Kornder’s deferred compensation accounts which vest 30% in March 2005, 30% in March 2006 and 40% in March 2007. Other annual compensation for 2001 and 2002 relates to the purchase of Common Stock at a discount to market under the Stock Purchase Plan. All purchases to date have been made at 75% of market price. The other compensation amount reflects the difference between 85% of market price, the deemed fair value due to one-year restrictions on transfer and 75% of market price (the cash purchase price). The Stock Purchase Plan was suspended in late 2002. Participants purchased shares with cash under the Plan during 2002 as follows: Mr. Edelman, 78,125 shares; Mr. Decker, 62,500 shares; Mr. Kornder, 93,750 shares, and Mr. Ashby, 5,000 shares. Participants purchased shares with cash under the Plan during 2001 as follows: Mr. Edelman, 78,125 shares; Mr. Decker, 62,500 shares, and Mr. Kornder, 31,250 shares.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

(d)	As approved by the Compensation Committee, a restricted stock grant was made to the officers and directors of the Company on September 30, 2003 in lieu of the suspended Stock Purchase Plan. The shares vest 30% in May 2004, 30% in May 2005 and 40% in May 2006. The shares were valued at $18.12 at the grant date as follows: Mr. Edelman, 10,000 shares; Mr. Decker, 7,500 shares; Mr. Kornder, 6,000 shares, Mr. Ashby, 3,000 shares and Mr. Le Norman, 3,000 shares.

(e)	Stock options were granted in February 2001, February 2002, and March 2003. Stock options are generally granted in February or March of each year based in part on performance during the preceding year.

(f)	Includes amounts accrued or contributed for the year for the Named Officers under the Company’s Profit Sharing and Savings Plan and as matching contributions under the Company’s Deferred Compensation Plan for Select Employees as follows:

		Profit Sharing Plan	Deferred Compensation Plan

Thomas J. Edelman	2003 2002 2001	$22,441 22,551 17,857	$68,650 63,375 40,683

Jay W. Decker	2003 2002 2001	$22,441 22,551 17,857	$40,313 29,583 27,267

David J. Kornder	2003 2002 2001	$22,441 22,551 17,857	$30,990 22,583 20,000

Andrew M. Ashby	2003 2001 2001	$19,358 16,616 —	$17,750 15,667 2,333

David D. Le Norman	2003	$16,161	$15,417

(g)	Mr. Ashby joined the Company as Senior Vice President – Operations in November 2001.

(h)	Mr. Le Norman joined the Company in November 2002 as Senior Vice President – Business Development and resigned from the Company on March 1, 2004.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Stock Options

In 1996, the Company adopted an Employee Stock Option Plan which provides for the granting of options to purchase shares of Common Stock to key employees and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The Plan, which is administered by the Compensation Committee, permits the granting of options to acquire the greater of 9,375,000 shares of Common Stock or 10% of outstanding diluted Common Stock at the time of the grant. During 2001, options to purchase 1,980,000 shares of Common Stock were granted to 82 employees at an average exercise price of $7.33 per share. During 2002, options to purchase 2,305,000 shares of Common Stock were granted to 94 employees at an average exercise price of $8.41 per share. During 2003, options to purchase 2,122,000 shares of Common Stock were granted to 135 employees at an average exercise price of $13.62 per share. The exercise price of all such options was set at the closing market price of the Common Stock on the date of grant. None of the Company’s stock options have ever been re-priced. All options granted in 2001, 2002 and 2003 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after three years.

Stock Option Grants in Last Fiscal Year

The following table sets forth information with respect to the grant of stock options to the Named Officers in 2003. The stock options were granted at the closing market price on the date of grant. No stock appreciation rights have been granted by the Company.

	Stock Option Grants in Last Fiscal Year
Name	Number of Shares Underlying Options Granted #	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (a)
					5%	10%
Thomas J. Edelman	460,000	21.5%	$13.59	3/07/08	$1,727,146	$3,816,542
Jay W. Decker	320,000	15.0%	$13.59	3/07/08	$1,201,493	$2,654,986
David J. Kornder	245,000	11.5%	$13.59	3/07/08	$919,893	$2,032,724
Andrew M. Ashby	67,500	3.2%	$13.59	3/07/08	$253,440	$560,036
David D. Le Norman	58,250	2.7%	$13.59	3/07/08	$218,709	$483,290

(a)	The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the SEC. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 2003 at an exercise price of $13.59, the values shown for 5% and 10% appreciation equate to common stock prices of $17.35 and $21.89, respectively, at the expiration date of the options, prices which have already been substantially exceeded.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Year-End Option Exercises and Year-End Values

The following table sets forth information at December 31, 2003 with respect to exercisable and non-exercisable options held by the Named Officers. The table also includes the value of “in-the-money” options, which represents the spread between the exercise price of the existing stock options and the year-end Common Stock price of $24.50 per share.

	Aggregate Option Exercises in 2003 and Year-End Values
Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Year End 2003		Value of Unexercised In-the-Money Options at Year End 2003 (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Edelman	1,187,540	$19,701,312	903,798	941,878	$18,078,969	$12,999,696
Jay W. Decker	34,012	359,847	359,586	613,440	6,652,632	8,360,690
David J. Kornder	42,262	453,897	210,324	475,002	3,689,229	6,485,750
Andrew M. Ashby	47,204	462,853	31,171	172,253	498,268	2,417,487
David D. Le Norman	11,248	107,756	—	84,501	—	969,260

(a)	At December 31, 2003, all outstanding stock options were priced at a level below the Common Stock price on that date of $24.50 a share. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

Deferred Compensation

At March 31, 2004, approximately 2.2 million shares of Common Stock were held in a Deferred Compensation Plan (the “Plan”) for the benefit of officers and certain key employees. Approximately 95% of those shares were held for the benefit of Mr. Edelman, the Company’s Chairman and Chief Executive Officer. Almost half of Mr. Edelman’s shares were acquired in 1997, when he purchased shares and was granted additional shares for arranging and leading the buyout of Snyder Oil’s 74% interest in the Company. This transaction, including Mr. Edelman’s receipt of shares, was approved by stockholders. A further quarter of his shares were received over a six year period as bonuses. Until 2003, all of Mr. Edelman’s bonuses were paid in Common Stock into the Plan. Roughly 14% of the shares were acquired in 1999 when Mr. Edelman gave up his 1998 bonus and three-quarters of his salary for the year in return for Common Stock and stock options. This arrangement was agreed upon between Mr. Edelman and the Compensation Committee in light of a sharp drop in the Company’s cash flow and stock price at the time due to falling gas prices. The remaining shares were accumulated pursuant to annual cash purchases under the stockholder approved Stock Purchase Plan and the Company’s match of Mr. Edelman’s contributions to the Deferred Compensation Plan.

Since year-end 2002, the Company has sought to limit the number of shares of Common Stock held in the Plan due to the adverse accounting treatment accorded those shares under Generally Accepted Accounting Principles. In this regard, a series of steps have been taken to date. Bonuses may no longer be received in Common Stock in the Plan, the Company no longer matches participants’ contributions to the Plan in stock and participants are discouraged from purchasing additional shares of stock in the Plan. Finally, participants have been urged to reduce their holdings of stock in the Plan when they believe it prudent from a personal perspective. Pursuant to this approach, no additional shares have been contributed to the Plan since February 2003 and the number of shares held in the Plan has been reduced by approximately 535,000 shares or 20% in the twelve months ended March 31, 2004.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board during 2003 were Jeffrey L. Berenson, Robert J. Clark, Elizabeth K. Lanier, Alexander P. Lynch, and Paul M. Rady. No member of the Compensation Committee is, or has been, an officer or employee of the Company or had any relationship requiring disclosure.

REPORT OF COMPENSATION COMMITTEE

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board, which is comprised entirely of non-employee directors of the Company who are “independent” as defined by the NYSE listing standards, defines general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company’s stock option, deferred compensation and stock purchase plans. The Committee also establishes salary and bonus ranges for officers and certain key employees, and approves the award specific amounts based in part on the recommendation of management.

In establishing compensation policies, the Committee believes that the total cash compensation opportunity for executive officers, as well as other key employees, should be competitive with similar oil and gas companies or other business opportunities available to such executive officers while also recognizing individual contributions and performance. Annual awards of stock options and stock grants are intended both to help retain executives and to motivate them to accomplish long-term growth objectives and improve long-term stock market performance.

In establishing the base salary and bonus ranges for executive officers, the Company targets levels of cash compensation that are competitive for executives having similar responsibilities. Adjustments, in large part subjective, are based on Company and individual performance and are also made to account for cases in which the responsibilities of Company executives differ from the responsibilities of executives from the companies surveyed. Base salaries have historically been set below the competitive median, as bonuses, which are primarily determined by the Company’s overall operational and financial performance, as well as individual contribution, will typically constitute a larger portion of total cash compensation. The Committee utilizes an outside consultant to review executive compensation and the total compensation and employee benefit levels provided our executives. The consultant’s analysis is based on data from energy companies similar in business operations to the Company. Many of these peer companies are also included in the Dow Jones Oil Secondary index used for stock price performance comparisons in the performance graph. Not all of the companies in the Dow Jones Oil Secondary index are considered appropriate for purposes of comparing compensation programs and levels. Guided by this information, compensation ranges are established, and individual executive compensation is determined based upon the individual’s responsibilities and performance.

In reviewing the Company’s 2003 performance for purposes of compensation decisions, the Committee noted that the Company’s financial and operating performance was exceptional. In 2003, the Company reported record production, revenues, net income, cash flows, and reserves. In addition, the Company continued its asset diversification efforts by completing three acquisitions. Through the acquisitions, in concert with those completed in late 2002, the Company has materially diversified its asset base, increasing its presence in the Mid Continent region and adding a third core area in the San Juan Basin. Production rose 44% to an average of 274.0 MMcfe a day. Proved reserves increased 38% to 1.5 Tcfe, largely as a result of acquisitions and ongoing development and performance revisions, which increased reserves by 374 Bcfe and 163 Bcfe, respectively. Excluding the impact of higher prices, the Company replaced over 500% of 2003’s production. Total revenues for 2003 increased 83% to $406.7 million, primarily as a result of the 44% increase in production and a 29% increase in realized oil and gas prices. The Company reported $90.9 million in net income for the year versus $57.7 million in 2002. Cash flow from operations totaled $271.8 million, an increase of $119.7 million or 79% over the prior year. Once again, the capital development program generated a projected rate of return in excess of 100% with an associated finding and

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

development cost of $0.88 per Mcfe. During 2003, the Company acquired the remaining 50% interest in Elysium for $23.1 million, Le Norman Partners for $39.7 million and Cordillera Energy Partners, LLC for $243.0 million, respectively. These acquisitions were made at what are believed to be very attractive prices (less than $1.00 per Mcfe) and provide an opportunity to apply the Company’s expertise in efficient field management and frac technology. With the successes enjoyed by the Company in 2003, the Common Stock price increased 93% to $24.50 at December 31, 2003.

Mr. Edelman has an employment agreement with the Company that provides for a yearly target bonus equal to his base salary, which was $446,000 at January 1, 2003 and increased to $460,000, effective March 1, 2003. Mr. Edelman’s bonus is based primarily on Company performance. The Committee considers various factors, including growth in reserves, net income and cash flow, performance of the Company’s Common Stock and relative total shareholder return in determining Company performance. The Committee also considers other matters, such as the extent to which Company performance was influenced by management and its ability to position the Company for future growth. During 2003, the Committee specifically considered the excellent operational and financial performance and optimization of production from the Company’s core assets along with the diversification provided by the acquisitions that provide the Company significant future development potential. As a result, the Committee awarded Mr. Edelman a $1.5 million bonus. The Committee also increased his annual salary by 11% to $510,000, effective March 1, 2004. Finally, Mr. Edelman was awarded a $1.0 million contribution into his deferred compensation plan account. This contribution will vest 30% in March 2005, 30% in March 2006 and 40% in March 2007. In summary, Mr. Edelman’s 2003 compensation package, exclusive of any stock options or the proposed long term incentive arrangement, totaled $3.2 million ($457,700 of salary; $1.5 million bonus, $1.0 million deferred compensation contribution, $181,200 stock grant and $91,100 of 401(k) and deferred compensation contributions). The significant increase over 2002 was due to the Company’s exceptional performance in 2003. Bonuses for other officers and key managers are determined primarily based on the Company’s overall performance combined with on senior management’s assessment of individual performance and accomplishment of pre-established goals.

Stock options are granted annually to Mr. Edelman and other officers and key employees and are designed to retain and motivate the grantees to continue to improve long-term stock market performance. Options are granted at the closing market price on the date of grant and will only have value if the price of the Company’s Common Stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years. An employee must be employed by the Company at the time of vesting in order to exercise the options, unless agreed otherwise by the Compensation Committee. The Compensation Committee awarded Mr. Edelman 260,000 stock options for 2004 at an exercise price of $25.84. This represented a decrease of approximately 45% in the number of options awarded to Mr. Edelman in the prior year. The decrease was largely due to the 93% increase in the Company’s Common Stock Price and the desire of the Committee to reduce the number of outstanding stock options as a percentage of outstanding common shares.

After reviewing the competitive market values for total compensation, the Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage of the individual’s base salary and consideration of the implied value of such options based on various valuation methodologies. This percentage varies with the degree to which an individual’s responsibilities might affect the long-term price of the Company’s Common Stock. The Committee occasionally grants additional stock options when the Committee believes additional incentives are appropriate. During 2003, the Committee awarded no additional incentive based stock options to officers. The Committee does not consider the stock holdings of each executive officer in determining the size of current awards.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

The Committee maintains a Deferred Compensation Plan for select employees as a means to provide additional incentive for key employees to remain in the employ of the Company. Under the plan, key employees as selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional Company contributions to be made on behalf of designated individuals. Company matching contributions vest at 33% per year over three years, and any additional Company contributions vest over the period determined by the Committee. The Committee designated 24 key employees in 2003 as eligible to participate. The Committee determined that Company would match on a one to one basis for Mr. Edelman’s contributions up to a maximum contribution of fifteen percent of his salary. The Committee determined that Company would match on a one to one basis for Messrs. Decker and Kornder’s contributions up to a maximum contribution of twelve and one half percent of their salaries. The Committee also determined that Company would match on a one to one basis for the other six officer’s contributions up to a maximum contribution of ten percent of their salaries. The Committee also determined that Company would match on a one to one basis for 15 key employee’s contributions up to a maximum contribution of five percent of any participant’s salary.

In September 2003, the Compensation Committee awarded a restricted stock grant of 47,500 shares of common stock to the officers and directors of the Company in lieu of the Stock Purchase Plan, which was suspended as of December 31, 2002. The shares vest 30% in May 2004, 30% in May 2005 and 40% in May 2006. Mr. Edelman was awarded 10,000 restricted shares which had a value of $18.12 per share on the grant date.

Finally, the Committee has indicated to Mr. Edelman and the Board that it intends to propose a long term incentive plan for Mr. Edelman with a current value of $1.5 million, involving three-year cliff vesting. The incentive is to be earned based on achieving specific objective performance criteria established by the Committee. This arrangement is expected to be finalized shortly.

COMPENSATION COMMITTEE

Robert J. Clark, Chairman

Jeffrey L. Berenson

Elizabeth K. Lanier

Alexander P. Lynch

Paul M. Rady

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

PERFORMANCE GRAPH

Stockholder Return Performance

Set forth below is a graph comparing the cumulative total stockholder return on Patina Common Stock against the total return of the Dow Jones United States Equity Market Index and the Dow Jones United States Oil Companies, Secondary Index for the five year period ending December 31, 2003. The Secondary Oils Index is composed of twenty six companies, most of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the majority of their business domestically. The graph assumes that the value of the investment in Patina Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested. The closing price of the Common Stock on the last trading day of 2003 was $24.50.

	As of December 31,
	1998	1999	2000	2001	2002	2003
DJ Equity Market Index	$100	$123	$111	$98	$76	$100
DJ Secondary Oil Index	100	115	184	169	173	227
Patina Oil & Gas Corporation	100	282	784	898	1,292	2,499

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment and Change Of Control Agreements

In 1997, the Company entered into an employment agreement (the “Agreement”) with the Chairman of the Board and Chief Executive Officer of the Company. The Agreement became effective in October 1997 upon the closing of a series of transactions that eliminated Snyder Oil Corporation’s ownership of approximately 70% of the Company. In 1998 and 2000, the Agreement was amended to clarify certain of its provisions. The Agreement has a term currently ending on January 1, 2005, which is automatically extended for one year each January 15th, unless Mr. Edelman or the Compensation Committee elects in writing prior to the preceding year-end to terminate it. The Agreement provides Mr. Edelman with a yearly target bonus, to be determined by the Compensation Committee in its sole discretion. Increases in Mr. Edelman’s salary are also at the discretion of the Compensation Committee. In 2003, the Committee approved an increase in Mr. Edelman’s Base Salary to $460,000, effective March 1, 2003. In February 2004, the Committee approved an increase in Mr. Edelman’s Base Salary to $510,000, effective March 1, 2004. The agreement also provides Mr. Edelman with certain protections in the event of a change of control of the Company and with certain other compensation plans, benefits and perquisites commensurate with his position with the Company. Upon a change in control, payments equal to two times (i) his existing annual base pay, (ii) the greater of (a) the target bonus or (b) the bonus paid or payable with respect to the prior year, (iii) the contribution the Company would have made to his 401(k) account for the current year, and (iv) 100% of the matching deferral by the Company into his deferred compensation account that would have been made for the current year.

In June 1997, the Company adopted a Change of Control Plan (the “Plan”), covering employees other than the Chairman. The Plan established three levels of severance benefits in the event of a change of control of the Company. Executives of the Company, as defined in the Plan, receive the highest level of compensation with Key Managers, as identified by the Board, and Regular Employees, as defined in the Plan, receiving more limited severance benefits. Upon a change of control, all non-vested securities of the Company held by employees and Directors will automatically vest as will all non-vested rights under or in connection with all the Company’s benefit plans, including the 401(k), deferred compensation and stock purchase plans.

If an Executive is terminated within one year of a change of control or if an Executive resigns after a Material Change (as defined in the Plan) occurring within one year of a change of control, the Executive will receive an Executive Payment which consists of 150% of Base Compensation as defined in the Plan, accrued but unpaid bonuses and the greater of the Executive’s most recent annual bonus or the projected annual bonus for the year in which the change of control occurs. If a Key Manager or a Regular Employee is terminated without cause within one year of a change of control, or resigns within 30 days of a reduction in Base Compensation occurring within one year of a change of control, the Key Manager will receive a Key Manager Payment and the Regular Employee will receive a Regular Employee Payment. A Key Manager Payment consists of 100% of Base Compensation, accrued but unpaid bonuses and the greater of the most recent annual bonus or the projected annual bonus for the year in which the change of control occurs. A Regular Employee Payment consists of one quarter of Base Compensation, accrued but unpaid bonuses and the greater of one quarter of the most recent annual bonus or one quarter of the projected annual bonus for the year in which the change of control occurs.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

Mr. Edelman served as Chairman of Bear Paw Energy LLC, a private gas gathering and processing company from January 2000 to March 2001. The President of Bear Paw Energy LLC, Mr. Robert J. Clark, serves as a Director of Patina Oil & Gas Corporation. Bear Paw Energy LLC and the Company have never held interests or participated together in any transactions involving the same oil and gas pipelines or properties. Bear Paw Energy LLC was sold to Northern Borders Partners L.P. in March 2001. A new entity, Bear Cub Investments, LLC was formed in early 2001, of which Mr. Clark is the President and Mr. Edelman is the Chairman. There were no related party transactions in 2003.

Indebtedness of Management

None of the Company’s officers or Directors owes any indebtedness to the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

Based solely on a review of such forms furnished to the Company and certain written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis, except for Mr. Berenson, a Company Director who gifted 900 shares of Common Stock on December 22, 2003 and 158 shares of Common Stock on January 2, 2004. Due to an oversight, these gifts were reported on April 1, 2004.

The Company’s Independent Auditor

The Audit Committee annually considers the selection of the Company’s independent auditor. As recommended by the Audit Committee, the Company elected to engage Deloitte & Touche to audit the Company’s financial statements covering 2002 and 2003. Proposal III seeks stockholder ratification of the appointment of Deloitte & Touche as the Company’s independent auditor for 2004.

Deloitte & Touche’s report on the Company’s financial statements for the year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty or audit scope. An explanatory paragraph was added to the opinion to reflect the change in method of accounting for asset retirement obligations to conform to Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”

During the Company’s two most recent fiscal years, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the firm’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for the years ended December 31, 2002, and December 31, 2003 respectively; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

The following is a description of the fees billed to the Company by Deloitte & Touche during the years ended December 31, 2002 and 2003.

Audit Fees: Audit fees paid by the Company to Deloitte & Touche in connection with Deloitte & Touche’s review of the Company’s interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 totaled approximately $152,000. Audit fees paid to Deloitte & Touche in connection with Deloitte & Touche’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002 and June 30, 2002, the Form 10-Q for the quarter ended September 30, 2002 and the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the three years ended December 31, 2002 totaled approximately $268,000. Fees paid in 2002 include $165,000 related to the re-audit of prior period financial statements.

Audit Related Fees: The Company engaged Deloitte & Touche to audit various benefit plans of the Company and issue consents with respect to various shelf registration statements in effect during the years ended December 31, 2002 and 2003 and the related fees approximated $13,000 and $31,000, respectively.

Tax Fees: Tax fees paid by the Company to Deloitte & Touche during the years ended December 31, 2002 and 2003 totaled approximately $104,000 and $59,000, respectively.

All Other Fees: Fees paid to Deloitte & Touche by the Company during the year ended December 31, 2002 and 2003 for all other non-audit services rendered to the Company totaled approximately $8,000 and $0, respectively.

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence. All audit and non-audit services must be approved in advance by the Audit Committee.

Representatives of Deloitte & Touche will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Other Business

The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

Submission of Proposals by Stockholders for the 2005 Annual Meeting of Stockholders

In order to be eligible for inclusion in the Company’s proxy statement for the 2005 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 23, 2004. All such proposals must comply with SEC regulations. A stockholder desiring to present a proposal at the 2005 Annual Meeting but not wishing to have such proposal included in our proxy statement must submit the proposal to the Company at the Denver offices no later than March 6, 2005.

Patina Oil & Gas Corporation

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

Annual Report and Form 10-K

The 2003 Annual Report of the Company for the year ended December 31, 2003, including audited financial statements, is being forwarded to each stockholder of record as of April 7, 2004, together with this Proxy Statement.

A copy of the Company’s report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders on request to:

Patina Oil & Gas Corporation

1625 Broadway, Suite 2000

Denver, Colorado 80202

Attention: Investor Relations

Other Matters

The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board. The proxies named therein have been designated by your Board.

The Board of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

PATINA OIL & GAS CORPORATION By Order of the Board of Directors

David J. Kornder
Secretary

Denver, Colorado

April 19, 2004

Appendix A

PATINA OIL & GAS CORPORATION

Audit Committee Charter

I.	Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to oversee:

1)	The quality and integrity of the financial statements;

2)	The assessment of financial risk and risk management programs;

3)	The independence, qualifications, engagement and performance of the independent auditors;

4)	The integrity and adequacy of internal controls and the quality and adequacy of disclosures to stockholders;

5)	The performance of the Company’s internal audit function; and

6)	The Company’s compliance with legal and regulatory requirements.

The Committee shall also prepare the report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

II.	Membership and Procedures

1)	The Committee shall be comprised of not fewer than three members of the Board appointed annually to serve by the Board upon recommendation of the Governance and Nominating Committee. Members shall meet the test of “independence” within the meaning of the rules established from time to time by the New York Stock Exchange (“NYSE”) and the rules promulgated under the Securities Exchange Act of 1934, as amended.

2)	Committee members may not serve on the audit committees of more than two other public companies, unless the Board evaluates a specific request and determines that such additional commitments would not interfere with service on the Committee. Any such determination by the Board must be disclosed in the Company’s annual proxy statement.

3)	In accordance with NYSE and Securities and Exchange Commission (“SEC”) rules, members shall be “financially literate” and at least one member shall have “accounting or related financial management expertise” and, if practical, be an “audit committee financial expert” as defined by the SEC.

4)	A majority of the total number of members of the Committee then in office shall constitute a quorum thereof. The Committee may act only on the affirmative vote of a majority of the members at a meeting or by unanimous written consent.

5)	A member can be removed from the Committee only by an affirmative vote of a majority of the Board. A Committee member may resign by giving written notice to the Chairman of the Board or the Corporate Secretary.

6)	A Committee Chair (the “Chair”) will be is designated by the Board upon recommendation of the Governance and Nominating Committee. The Chair will normally determine the agenda, frequency and length of meetings and shall have unlimited access to management and corporate information of any type requested. However, any member of the Committee may require a special meeting of the Committee to be convened it they believe it is required. The Committee will keep minutes of its meetings and report them to the Board.

7)	The Committee may designate one or more subcommittees, each consisting of one or more of its members. Subcommittees may exercise all the powers and authority of the Committee if such powers and authority are delegated to them. Each subcommittee shall keep minutes of its meetings and report them to the Committee.

8)	The Committee shall have the authority to engage or terminate outside legal, accounting and other advisors as needed, and approve the terms of their engagement and fees.

III.	Authority and Responsibility

The Committee’s key responsibilities include:

1)	Oversight of the independent auditors;

2)	Oversight of the internal audit function; and

3)	Compliance with financial disclosure requirements and laws and regulations relating to audits.

Oversight of Independent Auditors

The Committee shall:

1)	Be solely responsible for oversight of the work of the independent auditors, as well as their appointment, dismissal and compensation. The independent auditors will report directly to the Committee.

2)	Review, at least annually, the qualifications, performance and independence of the auditors. The review will include an examination of any relationships between the independent auditors and the Company that could be considered to bear on the auditors’ independence. In addition, the review shall ensure the rotation of partners in accordance with SEC rules and securities laws.

3)	Approve in advance any audit or permissible non-audit engagement of the independent auditors.

4)	Meet with the independent auditors prior to the annual audit to review planning and staffing, including the responsibilities of and staffing by Company personnel who will assist in the audit.

5)	Approve and recommend to the Board the hiring of any employees or former employees of the independent auditors who have within ten years participated in any capacity in the audit of the Company.

6)	Annually obtain and review a report from the independent auditors describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company.

Oversight of Internal Audit

The Committee shall:

1)	Review the hiring, appointment and/or replacement of internal auditing personnel.

2)	Review the activities of the internal auditing department and any significant reports to management as well as management’s response.

3)	Discuss with the independent auditors and management the responsibilities of the internal audit department including budget and staffing and any recommended changes in the planned scope of the department.

Oversight of Compliance Issues

The Committee shall:

1)	Prior to public dissemination, review with management and the independent auditors the annual audited and quarterly unaudited financial statements as well as disclosures under MD&A, including major issues regarding accounting, disclosure, auditing procedures, and adequacy of internal controls that could materially affect the financial statements.

2)	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special steps adopted in light of material control deficiencies.

3)	Review and discuss reports from the independent auditors on all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management including the potential ramifications if such alternative treatments are adopted and the treatments preferred by the independent auditors.

4)	Review any other material written communication between the independent auditors and management.

5)	Prior to public dissemination, review and, if appropriate, discuss with management earnings press releases as well as any non-public information or earnings guidance provided to analysts or the rating agencies.

6)	Discuss with management and the independent auditors the effect on the financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures, if any.

7)	Discuss with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies.

8)	Review with the independent auditors any audit problems and management’s response, including any differences noted by the auditors on which the Company did not adjust the financial statements. The Committee will have the authority to resolve any disagreements between the auditors and management regarding financial reporting.

9)	Review and discuss the report of the Disclosure Controls Committee each quarter prior to the filing of the Form 10-Q or 10-K, as applicable.

10)	Review any disclosures made to the Audit Committee by the CEO and CFO during their certification process for Forms 10-K and 10-Q regarding allegations of fraud or deficiencies in the disclosure procedures.

11)	Discuss at least annually with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 – Communication with Audit Committees.

12)	Review and approve all material related party transactions.

13)	Prepare the report required in the annual proxy statement and review the matters described in such report.

14)	Obtain quarterly assurances from the internal auditing staff and management that the system of internal controls is effective. Annually obtain a report from the independent auditors regarding management’s assessment of the internal control procedures.

15)	Obtain from the independent auditors assurance that no illegal acts or undisclosed related party transactions were discovered during their examination in regard to Section 10A(b) of the Securities Exchange Act of 1934, as amended.

16)	Obtain reports from management and the internal auditing staff that the Company is in conformity with its Code of Business Conduct and Ethics and all applicable legal requirements and/or provide recommendations to facilitate compliance. Review disclosures for compliance with the securities laws relating to insider and affiliated party transactions.

17)	Establish procedures for the confidential, anonymous submission, retention and treatment of complaints or concerns by employees and others regarding accounting, internal control or auditing matters.

18)	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and/or accounting policies.

19)	At least annually, review any legal issues with the General Counsel (or outside counsel if there is no General Counsel) that may have a material impact on financial statements or compliance policies as well as any material reports or inquiries received from regulators or governmental agencies.

20)	Meet periodically in separate sessions with each of: (a) the individual in charge of the internal audit function; (b) the independent auditors; and (c) management.

Other

The Committee shall:

1)	Report regularly to the Board any issues that arise regarding the integrity of the financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

2)	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

3)	Evaluate its performance relative to the responsibilities set forth in this Charter at least annually and report the results of these evaluations to the Board.

4)	Keep minutes of each meeting and provide regular reports to the Board, promptly informing the Board of any material issues or concerns.

5)	Perform any other duties as may be assigned it by the Board or required by regulation or law.

Appendix B

PATINA OIL & GAS CORPORATION

Compensation Committee Charter

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to:

1)	Discharge the responsibilities of the Board relating to the compensation of the Company’s executives;

2)	Assist the Board in establishing and administering fair and equitable compensation policies and practices designed to enhance Company performance, retain key employees and align the interests of officers and other employees with stockholders;

3)	Specifically to set the compensation of officers and recommend to the Board compensation for directors;

4)	Oversee the competency, qualifications and performance of officers;

5)	Produce a report on executive compensation each year for inclusion in the proxy statement; and

6)	Perform all other duties required under this Charter or assigned by the Board.

II.	Membership and Procedures

1)	The Committee shall be comprised of not fewer than three Directors appointed annually by the Board upon recommendation of the Governance and Nominating Committee. Members shall meet the test of “independence,” within the meaning of the rules established from time to time under applicable law and by the New York Stock Exchange. Committee members shall also meet the requirements for “Non-Employee Directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” as determined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, as well as any other regulatory requirements applicable to Compensation Committee members and any future amendments or revisions to any of the foregoing standards. If a Committee member no longer qualifies as a “Non-Employee Director,” he or she may remain on the Committee upon the approval of the Board, so long as the full Board approves all grants of equity compensation to directors and executive officers in accordance with Rule 16b-3. Committee members will have unlimited access to management and information required by the Committee.

2)	The Committee Chair shall be appointed by the Board upon recommendation of the Governance and Nominating Committee. The Chair shall determine the agenda, the frequency and length of meetings. The Committee shall meet as often as necessary to carry out its responsibilities.

3)	A majority of the total number of members of the Committee then in office shall constitute a quorum thereof. The Committee may act only on the affirmative vote of a majority of the members at a meeting or by unanimous written consent.

4)	A Director may be removed from the Committee only by a majority vote of the Board. Committee members may resign by giving written notice to the Chairman of the Board or the Corporate Secretary.

5)	The Committee will keep minutes of its meetings and report them to the Board.

6)	The Committee may establish one or more subcommittees, each consisting of one or more members. A subcommittee may exercise all the powers of the Committee delegated to it. Subcommittees will keep minutes of their meetings and report them to the Committee or the Board.

7)	The Committee will evaluate its own performance in fulfilling its responsibilities established in this Charter no less than annually and report the results to the Board.

III.	Authority and Responsibility

The Committee shall:

1)	Review the corporate goals and objectives relevant to the compensation of the Chief Executive and the other officers annually, evaluate the Chief Executive’s performance against these goals, and, based on its evaluation, set his/her compensation including salary, bonus, stock options and other direct and indirect benefits;

2)	Review the other officers’ compensation after receiving the recommendations of the Chief Executive and such other senior officers as they or the Chief Executive request, comparing their performance to their goals;

3)	Determine the long-term incentive component of officers’ compensation, taking into consideration Company performance, including absolute and relative returns to stockholders, amounts of incentive awards provided officers at comparable companies and amounts awarded in prior years;

4)	Review the Company’s compensation program and practices for all employees, including methods used to set salaries and retention effects of the program;

5)	Approve and recommend standards for Company compensation programs and plans, including, but not limited to, incentive compensation, equity-based plans, retirement plans and other benefit plans;

6)	Recommend to the Board compensation for outside directors;

7)	Have the sole authority to engage or terminate compensation consultants or other advisors as needed and approve terms of their engagement and fees;

8)	Review and/or recommend any new or revised components of officers’ or overall compensation programs;

9)	Periodically review the executive and Directors’ compensation policies and programs to ensure they are achieving their intended purpose;

10)	Administer the Company’s compensation plans and maintain discretionary authority to interpret provisions of the compensation plans and establish rules necessary to implement them;

11)	Review the matters to be described in the report required in the annual proxy statement and prepare such report;

12)	Evaluate Committee performance in regard to its responsibilities established in this Charter no less than annually and report the results to the Board;

13)	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

14)	Keep minutes of Committee meetings and report them to the Board, promptly informing the Board of any material issues or concerns; and

15)	Perform any other activities as may be assigned by the Board.

Appendix C

PATINA OIL & GAS CORPORATION

Governance and Nominating Committee Charter

I.	Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to oversee:

1)	Identifying, reviewing the qualifications of and recommending candidates for Board membership, consistent with criteria set forth herein;

2)	Determining the composition of the Board and its committees;

3)	Developing corporate governance guidelines for the Company and overseeing compliance with them;

4)	Monitoring Board and management effectiveness; and to

5)	Perform all other duties required under this Charter or assigned by the Board.

II.	Membership and Procedures

1)	The Committee shall be comprised of not fewer than three Directors appointed annually by the Board. Each member shall meet the test of “independence,” within the meaning of the rules established from time to time under applicable law and by the New York Stock Exchange.

2)	The Committee Chair shall be designated by the Board. The Chair shall determine the agenda, the frequency and length of meetings and shall have unlimited access to management and required information. The Committee shall meet as often as necessary to carry out its responsibilities. The Committee will keep minutes of its meetings and report them to the Board.

3)	A majority of the total number of members of the Committee then in office shall constitute a quorum thereof. The Committee may act only on the affirmative vote of a majority of the members at a meeting or by unanimous written consent.

4)	A Director may be removed from the Committee only by a majority vote of the Board. Committee members may resign by giving written notice to the Chairman of the Board or the Corporate Secretary.

5)	The Committee may designate one or more subcommittees, each consisting of one or more of its members. A subcommittee may exercise all powers and authority of the Committee. Subcommittees will keep minutes of their meetings and report them to the Committee or the Board.

6)	The Committee has the sole authority to engage or terminate and approve the terms of engagement and fees for a search firm to assist it in identifying or reviewing the qualifications of candidates for directorship, as well as the authority to engage any other consultants or advisors as the Committee deems necessary or appropriate. The Company shall provide the Committee appropriate funding for the payment of compensation to any such search firm, consultant or advisor engaged by the Committee.

7)	The Committee shall evaluate its performance in regard to its responsibilities established in this Charter no less than annually and will report the results to the Board.

III.	Authority and Responsibility

The Committee shall:

1)	Review the Board and its Committee structure, its size, and the number of independent directors no less than annually;

2)	Evaluate potential Directors and conduct appropriate inquiries into their backgrounds and qualifications;

3)	Select nominees to become Directors based on an assessment of the following criteria, as well as any other attributes the Committee deems necessary or appropriate, selecting those whose attributes it believes will be most beneficial to the functioning of the Board and the Company:

•	Fulfillment of necessary independence requirements for the composition of the Board;

•	The highest ethical standards and integrity;

•	A willingness to act on and be accountable for Board decisions;

•	An ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and

•	Individual backgrounds that provide a diverse portfolio of experience and knowledge commensurate with the Company’s needs.

4)	Annually recommend to the Board a slate of members for each Board Committee;

5)	Develop and oversee an annual self-evaluation process for the Board and its Committees;

6)	Make recommendations on corporate governance and develop a set of corporate governance principles. Periodically review those principles and make recommendations to the Board for any changes;

7)	Annually review the Committee’s Charter for adequacy and make recommendations to the Board for appropriate changes;

8)	Periodically assess and recommend to the Board actions in regard to stockholder rights plans or any other stockholder protections;

9)	Keep minutes of each meeting and provide regular reports to the Board, promptly informing the Board of any material issues or concerns;

10)	Make recommendations to the Board about succession planning for the Company’s Chief Executive Officer and other senior management;

11)	Perform any other duties as may be assigned it by the Board.

Notwithstanding any other provision to the contrary contained in this Charter, in the event the Company is legally required, by contract or otherwise, to provide third parties with the ability to nominate directors, the selection and nomination of such directors shall not be subject to the processes set forth herein.

Appendix D

PATINA OIL & GAS CORPORATION

Code of Business

Conduct and Ethics

D-i

CODE OF BUSINESS CONDUCT AND ETHICS

I.	INTRODUCTION

This Code of Business Conduct and Ethics (the “Code”) applies to Patina Oil & Gas Corporation and its subsidiaries (collectively, the “Company”) and the Company’s directors, officers and employees. All Company personnel must comply with the Code. Because any illegal or unethical action, or the appearance of misconduct or impropriety by anyone acting on the Company’s behalf, is unacceptable, the Code should also be followed by the Company’s agents and representatives, including consultants.

The Code, however, is not intended to be a comprehensive manual that covers every situation you might encounter. In many cases, more specific requirements are contained in the various corporate policies, procedures and guidelines, which you can obtain from your supervisor or through the Human Resources Department.

II.	COMPLIANCE WITH THE LAW

It is the policy of the Company that its business will be conducted in accordance with all applicable federal, state and local laws and regulations, as well as applicable laws and regulations of foreign jurisdictions, and in a manner that will always reflect a high standard of ethics. The laws and regulations applicable to the Company are far reaching and complex. Compliance with the law does not comprise our entire ethical responsibility; rather, it is a minimum, absolutely essential condition for performance of our duties. Perceived pressure from supervisors or demands due to business conditions are not excuses for violating the law. Any questions or concerns about the legality of an action should be addressed with the Chief Financial Officer of the Company (the “CFO”) or any other officer specifically designated by the Board of Directors of the Company (the “Board”).

III.	“CONFLICT OF INTEREST” AND HOW TO AVOID IT

A.	General Guidance

Business decisions and actions must be based on the best interests of the Company, and must not be motivated by personal considerations or relationships. Relationships with prospective or existing suppliers, contractors, customers, competitors, regulators or other employees must not affect your independent and sound judgment on behalf of the Company. General guidelines to help you better understand several of the most common examples of situations that may cause a conflict of interest are listed below. However, you are required to disclose to the CFO or other Board-designated officer any situation that may be, or appear to be, a conflict of interest. When in doubt, it is best to disclose.

B.	Outside Employment

You may not work for or receive payments for services from any competitor, customer, distributor or supplier of the Company without the explicit approval of the CFO or other Board-designated officer. Any such approval must be documented. Any outside activity must be strictly separated from the Company employment and should not harm your job performance at the Company.

C.	Board Memberships

Accepting a seat on the board of directors of an outside company requires the advance written approval of the CFO or other Board-designated officer. Helping the community by serving on boards of charitable, governmental, non-profit, community or other similar organizations is encouraged, and does not require prior approval. You must, however, notify in writing the CFO or other Board-designated officer if you currently serve or accept a seat on such boards.

D.	Family Members and Close Personal Relationships

You may not use personal influence to direct Company business to a company in which you, any family member or any personal friend has an interest. If you are aware that the Company is engaged in or may be contemplating any business with such a company, you must provide written notice of your relationship to the CFO or other Board-designated officer.

E.	Investments

You may not allow your personal investments to influence, or appear to influence, your independent judgment on behalf of the Company. If there is any doubt about how an investment might be perceived, or if your investment exceeds 5% of the equity interest of any entity in the oil and gas industry or related industries, it should be disclosed in writing to the CFO or other Board-designated officer.

F.	Gifts

1.	Gifts to Employees

You may not accept kickbacks, lavish gifts or gratuities. You may accept items of nominal value, such as small promotional items bearing another company’s name. You may not accept anything that might make it appear that your judgment for the Company would be compromised.

In some rare situations, it would be impractical or harmful to refuse or return a gift. When this happens, discuss the situation with the CFO or other Board-designated officer.

2.	Gifts Given by the Company

Some business situations call for giving gifts. The Company’s gifts must be legal, reasonable, and approved in writing by the CFO or other Board-designated officer.

You may not provide any gift if it is prohibited by law or, to your knowledge, the policy of the recipient’s organization. For example, the employees of many governmental entities around the world are prohibited from accepting gifts. If in doubt, check with the CFO or other Board-designated officer first.

G.	Entertainment

1.	Entertainment of Employees

You may accept entertainment that is reasonable in the context of the business and that advances the Company’s interests. For example, accompanying a business associate to a local cultural or sporting event, or to a business meal, would in most cases be acceptable.

Entertainment that is lavish or frequent may appear to influence your independent judgment on behalf of the Company. Accepting entertainment that may appear inappropriate should be approved in writing in advance by the CFO or other Board-designated officer.

2.	Entertainment by the Company

You may provide entertainment that is reasonable in the context of the Company’s business. You must, however, obtain advance approval in writing from the CFO or other Board-designated officer.

H.	Travel

1.	Acceptance of Travel Expenses

You may accept transportation and lodging provided by a Company supplier or other third party, if the trip is for business and is approved in writing in advance by the CFO or other Board-designated officer.

2.	Providing Travel

Unless prohibited by law or, to your knowledge, the policy of the recipient’s organization, the Company may pay the transportation and lodging expenses incurred by customers, agents or suppliers in connection with a visit to a Company facility or other Company business. The visit must be for a business purpose and must be approved in writing in advance by the CFO or other Board-designated officer.

I.	Family Members

For purposes of conflicts of interest, the activities of immediate family members are considered to be the actions of the Director, officer or employee.

IV.	TAKING COMPANY BUSINESS OPPORTUNITIES

You may not take for yourself opportunities that rightfully belong to the Company. These opportunities rightfully belong to the Company when, for example, the Company has pursued the opportunity, when it has been offered to the Company, when it is the kind of business the Company competes in, when the Company has funded it, when the Company has devoted facilities or personnel to develop it, or when it is in the same line of business as the Company’s business. You owe the Company a duty to advance its legitimate interests when the opportunity to do so arises.

V.	PROTECTION OF COMPANY PROPERTY AND ASSETS

All employees have a responsibility to protect the Company’s assets from loss, damage, misuse or theft. The Company’s assets, such as funds, products or computers, may only be used for business purposes and other purposes approved by an officer of the Company. The Company’s assets may never be used for illegal purposes. The Company’s property should not be taken out of Company facilities for use outside of the normal course of Company business unless necessary and authorized by your supervisor or an officer of the Company in connection with Company work.

VI.	PROPRIETARY INFORMATION

All confidential or proprietary information of the Company must be protected. Confidential information includes, for example, pricing, inventions, financial data, trade secrets and know-how, acquisition and divestiture opportunities, marketing and sales programs, research and development information and customer and supplier information. Confidential information also includes information that suppliers and customers have entrusted to us.

No employee should disclose the Company’s confidential or proprietary information to anyone within or outside of the Company unless the recipient will generally need this information to carry out his or her assigned responsibilities as an employee of the Company, or as an outsider who has been properly authorized by an officer of the Company to receive such information. Inquiries from the press, media, investors or the public regarding the Company should only be answered by the officers or employees designated to respond to such inquiries. The obligation not to disclose the Company’s confidential or proprietary information continues for three years after employment with the Company terminates unless otherwise specifically provided in writing.

VII.	INSIDE INFORMATION AND SECURITIES TRADING

In the course of business activities, you may become aware of nonpublic information regarding the business, operations or securities of the Company. The United States securities laws prohibit the trading of securities on the basis of such nonpublic information (often called “inside information”) if it is material. Information is deemed to be material if an investor would consider it important in deciding whether to buy, sell, or hold securities. Information is considered to be nonpublic unless it has been adequately disclosed to the public and there has been sufficient time and opportunity for the market as a whole to assimilate the information. Generally, this means that the information has been available to the public for at least two full business days following the day it is released.

VIII.	FAIR COMPETITION AND DEALING

No employee should ever use any illegal or unethical method to gather competitive information. Stealing or possessing proprietary information or trade secret information that was obtained without consent or inducing such disclosures by past or present employees of other companies is prohibited. Additionally, the Company and its employees are required to comply with state and federal antitrust and unfair competition laws, as well as applicable antitrust and unfair competition laws of other countries in which the Company does business. An employee who questions whether a contemplated action may violate fair competition laws should speak to the CFO or other Board-designated officer.

Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. None should take unfair advantage of such persons through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

IX.	RESPONSIBILITY TO THE COMPANY’S EMPLOYEES

The Company is committed to treating all employees with honesty, fairness and respect, and providing a safe and healthy work environment. Abusive, harassing or offensive conduct is unacceptable, whether verbal or physical. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. The Company will not tolerate discrimination or harassment on the basis of race, religion, national origin, sex, age, physical or mental disability, marital status, sexual orientation or any other protected class in dealing with employees, customers, suppliers or any other business contacts. The Company will not tolerate, condone or allow sexual harassment whether engaged in by co-workers, supervisors, customers, or other non-employees who conduct business with the Company. Employees are directed to report harassment when it occurs to Human Resources or a Company officer.

Additionally, the Company is committed to providing all employees and others who are on Company property with a safe and secure environment. Accordingly, all personnel will comply with all health and safety laws and regulations as well as Company policies governing health and safety. All personnel are responsible for immediately reporting accidents, injuries and unsafe equipment, practices or conditions to a supervisor or Company officer. This policy is not intended as a limitation of the policies set forth in the Company’s Employee Guidelines as amended from time to time.

X.	ACCURACY AND RETENTION OF BUSINESS RECORDS

A.	General

Accounting standards and applicable United States laws require that transactions and events relating to the Company’s operations and assets must be properly recorded in the books and accounts of the Company and accurately reported in the applicable reports required by and filed with the Securities and Exchange Commission (the “SEC”) and other United States regulatory agencies. As a result, all officers of the Company and all financial personnel shall make and retain books, records and accounts that, in reasonable detail, accurately, completely and objectively reflect transactions and events, and conform both to required accounting principles and to the Company’s systems of internal controls. No false or artificial entries may be made. No entry may be made or recorded in the Company’s books and records or reported in any disclosure document that misrepresents, omits, hides or disguises the true nature of the event or transaction, and all entries and reports must be made in a timely manner. All personnel are responsible for immediately reporting any concerns about the Company’s financial records and its accounting, internal accounting controls and auditing procedures to management.

B.	Records Retention

Certain documents and other records of the Company must be retained for various periods of time under legal and regulatory requirements. All records of the Company should be maintained in accordance with the Company’s record retention guidelines. In any event, employees must not destroy, shred or alter records that are in any way related to a threatened, imminent or pending legal or administrative proceeding, litigation, audit or investigation. Company personnel who become aware of such a proceeding, litigation, audit or investigation must immediately contact the CFO or other Board-designated officer. Employees should consult their supervisor or a Company officer for questions related to the Company’s record retention guidelines or the propriety of disposing of a Company document or record.

C.	Additional Requirements for Senior Financial Officers

In addition to the requirements specified elsewhere in this Code, the Company’s principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions, shall be responsible for the following:

•	conducting themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compiling full, fair, accurate, timely and understandable disclosure in the periodic reports of the Company filed with or submitted to the SEC and in other public communications made by the Company;

•	complying with applicable governmental laws, rules and regulations; and

•	promptly reporting any violations of this Code.

XI.	ENFORCEMENT

The Company’s management is charged by the Board of Directors with ensuring that this Code and the Company’s corporate policies will govern, without exception, all business activities of the Company.

A.	Where to Go With a Question, Concern or to Report a Violation

If you need an explanation or you want to know if a provision of the Code applies to a particular situation, the best place to start is with your supervisor or the Human Resources Department.

If you believe a fellow employee is violating the Code or otherwise acting in an illegal or unethical manner, you must report it. Doing so will not be considered an act of disloyalty, but an action which shows your sense of responsibility and fairness to the

Company’s customers, shareholders and fellow employees. You also help safeguard the reputation and the assets of the Company.

Reporting violations of the code is also necessary because in some cases failure to report an illegal act by another person is itself a criminal act for which you could be prosecuted. Violations of the Code may cause an employee, officer or director to be subject to appropriate action, up to and including disciplinary action or immediate termination.

Violations may be reported to your supervisor, the Human Resources Department or an officer of the Company. If you do not believe that the violation has been adequately addressed, report the violation to the CFO or other Board-designated officer. Your report will be investigated with confidentiality and you will be protected from retaliation. If you are concerned about confidentiality, you can anonymously make a report by following the Company’s whistleblower procedures. It is unacceptable to file a report if you know it is false, and doing so will subject you to discipline.

B.	Receipt and Acknowledgement

The attached Receipt and Acknowledgement is required to be completed by all Company personnel acknowledging understanding of and compliance with the Code. Please return the certificate to the Human Resources Department. The CFO will annually certify to the Audit Committee that it has received a Receipt and Acknowledgment from all current Company personnel.

C.	Waivers of the Code

In certain extraordinary situations, a waiver of a provision of the Code may be granted. Contact the CFO or other Board-designated officer, or the Human Resources Department, if you believe special circumstances warrant a waiver of any of the Code’s provisions. Any waiver of the Code for executive officers or directors may be made only by the Company’s Board of Directors or the Audit Committee of the Board of Directors. Waivers will be promptly disclosed as required by applicable laws and regulations and New York Stock Exchange listing requirements.

D.	Violations of the Code

Violations of the Code will not be tolerated by the Company. Reported violations or apparent violations will be reviewed by Company management and appropriate disciplinary action will be taken, up to and including termination of employment or service with the Company.

PATINA OIL & GAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Patina Oil & Gas Corporation (the “Company”) will be held at the corporate offices of the Company, 20th Floor, 1625 Broadway, Denver, Colorado, on Thursday, May 20, 2004 at 2:00 p.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

(Continued, and to be marked, dated and signed, on the other side)

The Board of Directors recommends that the stockholders vote FOR EACH of the nominees and proposals listed below.	Please mark your vote as indicated in this example	☒

WITHHELD
		FOR	FOR ALL
1.	To elect a board of nine directors, each for a one year term.	☐	☐
Nominees for Election at Annual Meeting:
Charles E. Bayless, Jeffrey L. Berenson, Robert J. Clark, Jay W. Decker, Thomas J. Edelman, Elizabeth K. Lanier, Alexander P. Lynch, Paul M. Rady and Jon R. Whitney

WITHHELD FOR: (Write in Nominee’s name in the space provided below)

		FOR	AGAINST	ABSTAIN
2.	To consider and adopt an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), from 100 million to 250 million shares	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To transact any other business which properly may be brought before the Annual Meeting or any adjournments(s) thereof.	☐	☐	☐

Subject to the provisions of the By-laws of the Company, registered stockholders as of April 7, 2004 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies and invited guests of the Company.

(Signature)

(Signature if held jointly)

Date:
(Please sign exactly as your name appears hereon, if stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)